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                                                                   EXHIBIT 12.01



         COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES AND EARNINGS
             TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

                                                 Nine Months Ended
                                                   September 30,                  Year Ended December 31,
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(In millions)                                    2000        1999      1999       1998        1997         1996        1995
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
EARNINGS                                        $  921     $  904     $1,235     $1,475     $ 1,703      $  (318)     $  742

ADD:
FIXED CHARGES
   Interest expense                             $  180     $  160     $  219     $  216     $   213      $   148      $  101
   Interest factor attributable to
   rentals                                          50         46         61         54          48           36          49
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TOTAL FIXED CHARGES                                230        206        280        270         261          184         150
   Interest credited to contractholders            828        894      1,197      1,475       1,180        1,258       1,174
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TOTAL FIXED CHARGES INCLUDING INTEREST
   CREDITED TO CONTRACTHOLDERS                   1,058      1,100      1,477      1,745       1,441        1,442       1,324
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EARNINGS, AS DEFINED                            $1,151     $1,110     $1,515     $1,745     $ 1,964      $  (134)     $  892
EARNINGS, AS DEFINED, INCLUDING
   INTEREST CREDITED TO CONTRACTHOLDERS         $1,979     $2,004     $2,712     $3,220     $ 3,144      $ 1,124      $2,066

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FIXED CHARGES
   Fixed charges above                          $  230     $  206     $  280     $  270     $   261      $   184      $  150
   Dividends on subsidiary preferred
     stock                                          --         --         --         --          --           --           4
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TOTAL FIXED CHARGES AND PREFERRED
   DIVIDEND REQUIREMENTS                        $  230     $  206     $  280     $  270     $   261      $   184      $  154
TOTAL FIXED CHARGES, INTEREST CREDITED
   TO CONTRACTHOLDERS AND PREFERRED
   DIVIDEND REQUIREMENTS                        $1,058     $1,100     $1,477     $1,745     $ 1,441      $ 1,442      $1,328
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

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
RATIOS
   Earnings, as defined, to fixed
     charges [1]                                   5.0        5.4        5.4        6.5         7.5      $  (318)        5.9

   Earnings, as defined, to fixed
     charges and preferred dividend
     requirements                                  5.0        5.4        5.4        6.5         7.5      $  (318)        5.8

   Earnings, as defined, including
     interest credited to
     contractholders, to total fixed
     charges including interest
     credited to contractholders [2]               1.9        1.8        1.8        1.8         2.2      $  (318)        1.6


   Earnings, as defined, including interest
     credited to contractholders, to
     total fixed charges including interest
     credited to contractholders and
     preferred dividend requirements               1.9        1.8        1.8        1.8         2.2      $  (318)        1.6

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

[1] Excluding the equity gain on HLI initial public offering of $368, the 1997 ratio of earnings to fixed charges was 6.1. Excluding other charges of $1,061, before-tax, primarily related to environmental and asbestos reserve increases and recognition of losses on GIC, the 1996 ratio of earnings to fixed charges was 5.0.

[2] Excluding the equity gain on HLI initial public offering of $368, the 1997 ratio of earnings to fixed charges including interest credited to contractholders was 1.9. Excluding other charges of $1,061, before-tax, primarily related to environmental and asbestos reserve increases and recognition of losses on GIC, the 1996 ratio of earnings to fixed charges including interest credited to contractholders was 1.5.

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